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                               EXHIBIT INDEX


EXHIBIT NO.       TITLE OF DOCUMENT

23.   1a.         Consent of Kenny S&P Evaluation Services, a
                  division of J.J. Kenny Co., Inc.

      1b.         Consent of Deloitte & Touche LLP

      1d. Consent of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

27.               Financial Data Schedule